GODLESKY & SYWILOK
51 MAIN STREET
HACKENSACK, New Jersey 07601
(201) 487-9390
Attorney for Debtors-In Possession


                                         UNITED STATES BANKRUPTCY COURT
                                         FOR THE DISTRICT OF NEW JERSEY
____________________________    :        HONORABLE WILLIAM F. TUOHEY
In the Matter of:                        CASE NOS.   88-01805 (WFT)
                                :                    88-01806 (WFT)
DR. MADIS LABORATORIES, INC.,
                                :        In Administratively
                         Debtor          Consolidated Proceedings for
____________________________    :        Reorganization Under
                                         Chapter 11 of the Bankruptcy
In the Matter of:               :        Code

IVM CORPORATION,                :        CASE NO.          88-01806 (WFT)
                                         Debtors Second Amended
                         Debtor :        JOINT DISCLOSURE STATEMENT
___________________________              PURSUANT TO 11 U.S.C.   1125
                                         FOR THE JOINT CHAPTER 11 PLAN
                                         OF REORGANIZATION OF
                                         DEBTORS-IN-POSSESSION

Dr. Madis Laboratories, Inc. and IVM Corporation, the above-captioned administratively consolidated Debtors, submit the following Joint Disclosure Statement for consideration by creditors and interest holders.

                                          IVM CORPORATION
                                          BY: /S/ VOLDEMAR MADIS
                                          Voldemar Madis, President

DATED:  November 18, 1994

                                          DR. MADIS LABORATORIES, INC.
                                          BY: /S/ VOLDEMAR MADIS
                                          Voldemar Madis, President

                                  INTRODUCTION

         This Joint Disclosure Statement ("Disclosure Statement") is submitted pursuant to Section 1125 of Title 11, United States Code (the "Bankruptcy Code") and includes and describes the Joint Chapter 11 Plan of Reorganization ("Plan") of Dr. Madis Laboratories, Inc. ("DML") and IVM Corporation ("IVM").

         Capitalized terms used in this Disclosure Statement which are not otherwise defined herein have the meanings ascribed to such terms in the Plan or the Bankruptcy Code.

         On  _______________________,  1994,  after  notice and a  hearing,  the
Bankruptcy Court entered an Order approving this Disclosure Statement as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of the creditor classes whose votes are being solicited to make an informed judgement about whether to accept or reject the Plan.

         APPROVAL OF THE DISCLOSURE STATEMENT, HOWEVER, DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN.

         EXHIBITS. Accompanying this Disclosure Statement are copies of the following:
    1.       Merger Agreement Between DML & MACO which is Exhibit A
    2. The Order of the Court (1) approving the Disclosure Statement, (2) fixing the time for filing of acceptances or rejections of the Plan, (3) the date and time of the hearing to consider confirmation of the Plan, (4) the manner by which notice of the confirmation hearing is to be given to all parties in interest, and (5) the time for filing objections to the Plan.
    3.       Liquidation Analysis; Exhibit B
    4.       Financial Statement of American Holdings, Inc. which is Exhibit C
    5.       Ballot
    6.       Employee Petition Exhibit; Exhibit D
    7.       Analysis of funds available and to be distributed under plan;
             Exhibit E

         READ THE PLAN. You are urged to read the Plan, Disclosure Statement and all exhibits carefully and in their entirety before voting on the Plan. If your Claims or Interests (as defined in the Plan) are impaired by the Plan, you are entitled to vote on the Plan. Particular attention should be directed to the provisions of the Plan affecting or impairing your rights as they may presently exist.

         INFORMATION  SUBMITTED BY DEBTORS.  The  information  contained in this
Disclosure Statement has been submitted from information obtained from the Debtors' records and employees, unless specifically stated to be from other sources.

         The Debtors believe that the contents of this Disclosure Statement are accurate and complete in all material respects. Any information, representations or inducements made to secure or obtain acceptances of this Plan which are other than, or inconsistent with, the information contained in this Disclosure Statement should not be relied upon by any holder of a Claim or Interest in arriving at a decision to vote for or against the plan.

         DEBTORS' RECOMMENDATION. THE DEBTORS BELIEVE THAT CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS IN THE BEST INTERESTS OF, AND PROVIDES THE GREATEST POSSIBLE RECOVERY TO, CREDITORS AND EQUITY INTERESTS. THE PLAN PROVIDES CREDITORS WITH MORE THAN THEY ARE LIKELY TO RECEIVE IN A LIQUIDATION OF THE DEBTORS' ASSETS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

         VOTING. Voting instructions are contained in ARTICLE I of this Disclosure Statement. To be counted, your Ballot must be duly completed, executed and filed with the Clerk of the United States Bankruptcy Court and received by the Debtors Counsel by 4:00 P.M. Eastern Standard Time on ____________________,1994.

                                   ARTICLE I.
                       VOTING PROCEDURES AND REQUIREMENTS

         1. BALLOTS AND VOTING DEADLINES. Accompanying this Disclosure Statement is a Ballot for acceptance or rejection of the Plan. When you vote and return your Ballot, please indicate the class or classes in which your Claims are classified by marking the appropriate space provided on your Ballot for such purpose.
         THE BANKRUPTCY COURT HAS DIRECTED THAT TO BE COUNTED FOR VOTING PURPOSES, BALLOTS FOR THE ACCEPTANCE OR REJECTION OF THE PLAN MUST BE FILED WITH THE CLERK OF THE UNITED STATES BANKRUPTCY COURT AND SERVED ON THE DEBTORS' COUNSEL NO LATER THAN 4:00 P.M. EASTERN STANDARD TIME ON ____________________, 1994. Ballots that do not indicate either an acceptance or rejection of the Plan will be deemed to constitute an acceptance of the Plan.

         Please vote and return your original Ballot to:

                                    Clerk
                                    United States Bankruptcy Court
                                    50 Walnut Street, Third Floor
                                    Newark, New Jersey 07102; and

         Additionally, a copy of your Ballot should be sent to Debtors' counsel:

                                    Godlesky & Sywilok
                                    51 Main Street
                                    Hackensack, New Jersey 07601


         If you have any questions regarding the procedure for voting, please contact:

                                    John W. Sywilok
                                    Godlesky & Sywilok
                                    51 Main Street
                                    Hackensack, New Jersey 07601
                                    tel #:  (201) 487-9390
                                    fax#:  (201) 487-9393

         It is important for all creditors to exercise their rights to vote to accept or reject the Plan. Even if you do not vote to accept the Plan, you may be bound by the Plan if it is accepted by the requisite holders of Claims or Equity Interests and confirmed by the Bankruptcy Court.

    2. PARTIES IN INTEREST ENTITLED TO VOTE. Any holder of a claim against or Equity Interest in the Debtors, whose Claim or Equity Interest has not been disallowed previously by the Bankruptcy Court, is entitled to vote to accept or reject the Plan, if such Claim or Equity Interest is impaired under the Plan and either (i) such holder's Claim or Equity Interest has been scheduled by the Debtors and is not scheduled as disputed, contingent or unliquidated; or (ii) such holder has filed a proof of Claim or Interest on or before the Bar Date set by the Bankruptcy Court for such filings. Any claim or Equity Interest to which an objection has been filed is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim or Equity Interest an objection has been made, temporarily allows such Claim or Equity Interest in an amount that it deems proper for the purpose of accepting or rejecting the Plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

    3. GENERAL BAR DATE. In accordance with an Order of the Court entered on March 27, 1989, May 30, 1989 was fixed as the last day for the filing of Claims by unsecured creditors, except such Claims that may arise from the rejection of an executory contract pursuant to Section 365 of the Bankruptcy Code. Subsequently, the court entered an Order on April 29, 1991, approving a prior disclosure of the Debtors, which fixed August 1, 1991 as the last day for filing Claims by all creditors.

    4. DEFINITION OF IMPAIRMENT. Pursuant to Section 1124 of the Bankruptcy Code, a class of Claims or Equity Interests is impaired under a plan of reorganization unless, with respect to each Claim or Equity Interest of such class, the plan:

           (a) leaves unaltered the legal, equitable, and contractual right of the holder of such Claim or Equity Interest; or
           (b) notwithstanding any contractual provision or applicable law that entitles the holder of a Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default:
                 (i) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in Section 365 (b)(2) of the Bankruptcy Code;
                 (ii) reinstates the maturity of such Claim or Interest as it existed before such default;
                 (iii) compensates the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance on such contractual provision or such applicable law; and

                 (iv) does not otherwise alter the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; or

           (c) provides that, on the effective date of the plan, the holder of such Claim or Interest receives, on accountof such Claim or Interest, cash equal to:
                 (i)  with respect to a Claim, the allowed amount of such Claim;
or
                 (ii) with respect to an Interest, if applicable, the greater of:
                      (A) any fixed liquidation preference to which the terms of any security representing such Interest entitle the holder of such Interest; or
                      (B) any fixed price at which the debtor, under the terms of such security, may redeem such security from such holder.
   5. CLASSES IMPAIRED UNDER THE PLAN. No classes of creditors are impaired and therefore are not entitled to vote on the Plan. All creditor classes are deemed to accept the plan pursuant to 1126(f).

                                  ARTICLE II.
                             CONFIRMATION PROCEDURE

    1. CONFIRMATION OF HEARING. A hearing before the Honorable William F. Tuohey, United States Bankruptcy Judge, has been scheduled for the ______ day of _____________, 1994, at _____ a.m./p.m., at the United States Bankruptcy Court, Martin Luther King, Jr. Federal Building, 50 Walnut Street (Third Floor), Newark, New Jersey 07102 to consider confirmation of the Plan. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

    2. PROCEDURE FOR OBJECTIONS.  Any objection to confirmation of the Plan must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or Equity Interest held by the objector. Any such objection must be filed with the Bankruptcy Court and served on the Debtors' counsel and all parties who have filed a notice of appearance by 4:00 p.m. Eastern Standard Time on ____________________, 1994. Unless an objection to confirmation is timely filed and served, it may not be considered by the Bankruptcy Court.

    3. REQUIREMENTS FOR CONFIRMATION. The Bankruptcy Court will confirm the
Plan only if it meets all the requirements of Section 1129 of the Bankruptcy Code. Among the requirements for confirmation are that the Plan be (i) accepted by all impaired classes of Claims and Equity Interests or, if rejected by an impaired class, that the Plan "does not discriminate unfairly" against and is "fair and equitable" with respect to such class; (ii) feasible; and (iii) in the "best interests" of creditors and stockholders impaired under the Plan. The Bankruptcy Court must also find that:
         (a) The Plan has classified Claims and Interests in a permissible manner;
         (b) The Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and
         (c)  The Plan has been proposed in good faith.
    4. CLASSIFICATION OF CLAIMS AND INTERESTS. Section 1122 of the Bankruptcy Code requires the Plan to place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests in such class. The Plan creates separate classes to deal respectively with secured Claims, unsecured Claims, and shareholder Interests.

The Debtors believe that the Plan's classifications place substantially similar Claims or Interests in the same class and thus, meets the requirements of
Section 1122 of the Code.

    5. VOTING AND ACCEPTANCE OF THE PLAN. As a condition to confirmation of the Plan, the Bankruptcy Code requires each class of "impaired" Claims or Interests entitled to vote on the Plan to vote to accept the Plan.
         (a) ACCEPTANCE. The Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of those claims actually voting. Acceptance of the plan by a class of equity interests is defined as acceptance by holders of two-thirds of the number of shares actually voting. Holders of Claims or Equity Interests who fail to vote will not be counted as either accepting or rejecting the plan. A vote, moreover, may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that it was not made or solicited in good faith.

         Classes of Claims or Equity Interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan of reorganization and thus are not entitled to vote.

    6. BEST INTERESTS TEST. The "best interests" of creditors test requires that each holder of a Claim or Equity Interest receive or retain under the Plan property of a value that is not less than the value such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. To determine what members of each impaired class of Claims and Equity Interests would receive if the Debtors were liquidated, the Bankruptcy Court must determine the dollar amount that a liquidation of the Debtors' businesses and assets would generate in the context of a Chapter 7 liquidation sale. The amount available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the sale, reduced by the Claims of secured creditors, to the extent of the value of their collateral, and the costs and expenses of the liquidation.

         After consideration of the effects a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors in this case, the Debtors believe that the Plan satisfies the "best interests" of creditors test. The Debtors liquidation analysis is attached as Exhibit B.

    7. THE FEASIBILITY TEST. The "feasibility" test requires the Bankruptcy Court to find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further reorganization of the Debtors. As set forth on Exhibit C, there will be sufficient funds on hand to make the required Plan payments.

    8. THE FAIR AND EQUITABLE TEST. If any impaired class of Claims or Equity Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan despite such nonacceptance. To obtain such confirmation, the Plan must not "discriminate unfairly" and be "fair and equitable" with respect to each impaired class of Claims or Interests that has rejected the Plan.

         Under Section 1129 (b) of the Bankruptcy Code, a plan is "fair and equitable" to a class if, among other things, the plan provides: (a) with respect to secured Claims, that each holder of a Claim included in the rejecting class will receive or retain on account of its Claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such Claim; and (b) with respect to unsecured Claims and Equity Interests, that the holder of any Claim or Equity Interest that is junior to the Claims or Equity Interests of such class will not receive or retain on account of such junior Claim or Equity Interest any property at all unless the senior class is paid in full. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are similar to those of the dissenting class and if no class receives more than it is entitled to receive on account of its Claim or Interest.

    9. OTHER  REQUIREMENTS  OF SECTION 1129.  The Debtors  believe that the
Plan meets all the other technical requirements of Section 1129 of the Bankruptcy Code, including that the Plan has been proposed in good faith.

         THE DEBTORS MAY AND SHALL SEEK CONFIRMATION OF THE PLAN IF LESS THAN THE REQUISITE AMOUNTS OF CLAIMS OR INTERESTS IN ANY ONE OR MORE CLASSES VOTE TO ACCEPT THE PLAN.

                                  ARTICLE III.
                             BACKGROUND INFORMATION

         This section of the Disclosure Statement describes a brief history and background of the Debtors.

    1. INTRODUCTION. On March 17, 1988 (the "Petition Dates"), the Debtors filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. On October 24, 1990, an Order was entered directing the joint administration of the Debtors' cases for procedural purposes only. The Debtors remained in possession of their assets as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code, until November 5, 1991 when a Trustee was appointed by the Office of the United States Trustee for the Third Region.

    2.       DESCRIPTION OF THE DEBTORS AND THEIR BUSINESSES.

            (a) DML is a New Jersey corporation engaged in the business of producing botanical flavor and medicinal extracts. Its founder, Dr. V.H. Madis, was born in Estonia and received his undergraduate, graduate and doctoral degrees from the Royal Hungarian University of Science in 1938. After working in private industry, Dr. Madis, along with his son, Voldemar, founded DML and began processing botanical derivatives. In the early 1980's the company upgraded its facility, and its core business of botanical extraction and wholesaling, into the area of contract manufacturing. In 1983, an explosion in DML's plant caused a temporary closure of the business and required repairs and renovations. As a result, operations did not resume until December 1984. Debtor was forced to sell its existing inventory to maintain sales, and the insurance proceeds received in connection with the explosion were insufficient to cover reconstruction and loss of business costs. Because operating capital was used for reconstruction rather than for typical working capital purposes, revenue diminished and ultimately DML's primary lender froze its line of credit facility. This inhibited DML's ability to purchase raw materials. Efforts to generate cash flow from asset sales, refinancing or additional capital contributions proved unsuccessful and ultimately, the company was forced to file for protection under Chapter 11 of the Bankruptcy Code on March 17, 1988.

         (b) IVM CORPORATION. IVM has no business operations. It serves as a real estate holding company and owns the real estate and improvements located at 375 Huyler Street, South Hackensack, New Jersey. There is a lease agreement between IVM and DML at an annual amount of $240,000. DML also pays all utilities.

    3. REAL PROPERTY OWNED BY IVM CORPORATION AND LIENS THEREON. DML owns no real estate. IVM owns the following real property:

         (a) 375 HUYLER STREET, SOUTH HACKENSACK,  NEW JERSEY. IVM owns the operating facility of DML located at 375 Huyler Street, South Hackensack, New Jersey. The property consists of approximately two and nine-tenths (2.9)
acres, and is improved by a single and multi-story building containing approximately one hundred ten thousand (110,000) square feet, including approximately five thousand (5,000) square feet of office space. The property is encumbered by a first mortgage lien held by Columbia Savings & Loan Association ("Columbia") dated July 19, 1977, recorded July 21, 1977 in Mortgage Book 5938, Page 8 to secure a promissory note in the original principal sum of $1,500,000.00. Columbia filed a Proof of Claim in the IVM case on April 18, 1988 in the amount of $968,357.32. Columbia is owed the sum of $660,339.98 in principal and accrued interest as of August 4, 1994. The balance accrues interest at the per diem rate of $163.69. Interest only payments have been made since the appointment of the Trustee in November, 1991.

         As of filing date, the property was encumbered by mortgages held by United Jersey Bank ("UJB"). On or about May 18, 1983, IVM executed and delivered a promissory note in the principal sum of $1,000,000.00 to the New Jersey Economic Development Authority ("EDA"). On or about May 18, 1983, DML executed and delivered to the EDA a promissory note in the principal sum of $1,500,000.00. These notes were secured by separate mortgages dated May 18, 1983, both recorded on May 20, 1983 in Mortgage Book 6540, Page 107 and Mortgage Book, 6540, Page 133, respectively. IVM also executed an Assignment of Leases to the EDA, which in turn assigned its Mortgages and Assignment of Lease to UJB on May 18, 1983. On or about August 1983, UJB extended a $1,000,000.00 Credit Line to DML, which Credit Line was secured by a mortgage made by IVM to UJB dated August 10, 1983, and recorded November 4, 1983 in Mortgage Book 6604, Page 206.

         On May 23, 1989, UJB filed separate Proofs of Claim in the DML and IVM bankruptcy case indicating that as of the filing date, the sum of $2,799,657.20 was owed by the Debtors. Prior to the Trustee's appointment, a series of cash collateral orders respecting the Debtors' use of the real property and the income therefrom were entered on May 2, 1988; October 6, 1988, January 30, 1989, February 16, 1989, March 21, 1989, April 10, 1989 and May 8, 1989. As of May 5,
1989 the indebtedness owed to UJB was $2,444,199.01. As noted in Article IV of this Disclosure Statement, IVM sold adjacent property located at 100 Huyler Street, Teterboro, New Jersey approximately one year prior to the Trustee's appointment and a significant portion of the Debtors' obligation to UJB was paid from the proceeds of that sale. Weekly and subsequent monthly payments were made representing principle and interest to UJB reducing the indebtedness as of August 31, 1994, to $273,858.65 which accrues interest at the per diem rate of $47.66. Subsequently, American Holdings purchased the claim of UJB for the sum of $250,000.00 on September 13, 1994.

         The property is further encumbered by a mortgage filed by International Sabila, S.A. ("Sabila") recorded on April 30, 1987, in Mortgage Book 7283, Page 663 to secure the sum of $1,500,000.00 The mortgage was given by IVM to secure DML's obligations under an agreement dated April 24, 1987 relating to the purchase of raw aloe leaves by DML from Sabila as set forth in more detail in
Article IV below. On March 29, 1994, the court entered a stipulation settling an adversary proceeding instituted by the Trustee against Sabila, wherein Sabila's Claim was settled for $366,000.00. The Trustee has been making payments in accordance with the stipulation and at present the balance due Sabila is $336,000.00. Subsequently Zuellig purchased the claim of International Sabila.

        The property is encumbered by a pre-petition lien for unpaid real estate taxes and sewer/water charges. The Township of South Hackensack was determined to hold a valid pre-petition municipal lien in the total sum of $201,022.44 consisting of principal of $138,651.44 and accrued interest as of May 15, 1992 of $62,371.00. The secured Claim of South Hackensack is discussed in more detail below.

         In accordance with an appraisal of the Huyler Street property dated May 8, 1992, prepared by Carl Krell, Inc., the property was appraised to have a value of $4,400,000.00.

         (b) IVM also owns a residential  home located at 40 Park Slope
Terrace, Hawthorne, New Jersey. The property is subject to a mortgage made by IVM to Columbia recorded March 7, 1986, in Mortgage Book 196, Page 42 to secure the original principal sum of $200,000.00. The mortgage was assigned by Columbia to Interboro Savings & Loan Association ("Interboro") on October 15, 1987, in

Assignment of Mortgage Book N14, Page 147.  The home is occupied by Dr. V.H.
Madis.

         Interboro filed a motion for relief from the automatic stay on August 14, 1992. The stay motion was continued to enable Interboro to submit an appraisal. On May 3, 1993 a Consent Order was entered which provided, in part, for the continuation of the stay and for Trustee to pay current monthly principal and interest of $1,366.49, plus $500.00 on account of the arrearage under the loan, for a total monthly payment of $1,866.49. The Trustee, in turn, received an equivalent sum from Dr. Madis as rent for the home. On October 4, 1993, another Consent Order was entered continuing the monthly payments and providing for a continuation of the hearing. Although the stay was lifted on the latest hearing date, the Trustee and Interboro have since agreed that the monthly adequate protection payments will continue until September 1, 1994. Interboro's appraisal of the Hawthorne property indicates a value as as of September 4, 1992, of $378,000.00. As of June 30, 1994, the balance owed to Inerboro was $205,099.61, which accrues interest at the per diem rate of $30.22.

                                  ARTICLE IV.
                 SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE

         This section of the Disclosure Statement summarizes significant events during the debtor-in-possession period and since the Trustee's appointment.

    1.   DEBTOR-IN-POSSESSION PERIOD FROM MARCH 17, 1988 TO NOVEMBER 5, 1991.

         (a) SALE OF 100 HUYLER STREET, TETERBORO, NEW JERSEY. On November 17, 1989, the Debtors filed a motion for authorization to sell real property owned by IVM located at 100 Huyler Street, Teterboro, New Jersey to Panorama Park, Inc. for the price of $1,400,000.00 The motion also sought authority for DML to lease the property back from the purchaser. The transaction was approved by the late Hon. Vincent J. Commisa by Order dated December 21, 1989. The approximate sum of $1,300,000.00 was paid to UJB on account of its secured Claims against IVM and DML from the proceeds of sale. DML remains as tenant on the 100 Huyler Street property in accordance with a Lease Agreement dated December 29, 1989 between DML and the purchaser's assignee, Teterboro '89 Associates. Pursuant to the lease, DML is obligated to pay fixed monthly rent in the amount of $23,333.33. In January of 1992, the Trustee negotiated a modification of the rental payments based on DML's cash flow problems at that time. The modification permitted the Trustee to apply the security deposit to the monthly rent and pay one half (1/2) of the rent for four (4) months. After the modification period expired, the Trustee resumed monthly payments of $24,105.24, which includes a real estate tax escalation above the fixed base rental amount. On July 13, 1994, $31,666.67 was paid to bring the lease up to date. The lease expires on December 31, 1994, and as of September 1st the sum of $72,315.72 remains on the lease.

         (b) DEBTOR'S  FAILURE TO PAY  PAYROLL,  INCOME AND FICA TAXES,
REAL ESTATE TAXES AND SEWER AND WATER CHARGES. After filing for bankruptcy protection, the Debtors operated their businesses as Debtors-in-Possession pursuant to 1107 and 1108 of the Bankruptcy Code. For the period from December 1989 through December 1991, DML fell behind in its obligation to pay payroll taxes, income taxes and FICA taxes in the total amount of $227,769.13. IVM Corporation also failed to pay federal taxes amounting to $145,186.00. In addition, IVM Corporation did not pay real estate taxes, sewer and water use charges, and accrued interest thereon, during the Debtor-in-Possession period. The total arrearage owed by IVM to the Township of South Hackensack through February 1991 was approximately $430,000.00.

         (c) STAY MOTION BY TOWNSHIP OF SOUTH HACKENSACK AND TAX FORECLOSURE SALE. On March 11, 1991, the Township of South Hackensack filed a motion seeking relief from the automatic stay. The motion was resolved by the entry of a Consent Order on April 9, 1991 which provided, in part, that the Debtors agreed to (1) pay the sum of $105,000.00 to the Township on or before April 24, 1991, (2) remain current on all payments of taxes, sewer and water use charges, and (3) permit the automatic stay to be lifted upon submission by the Township of an EX PARTE Application to the Court in the event the Debtors failed to make the specified payments or confirm a Plan of Reorganization by August 1, 1991. On June 17, 1991 the Court entered an EX PARTE Order vacating the automatic stay and on August 8, 1991, the Township of South Hackensack held a tax foreclosure sale. At the sale, the Township purchased the tax sale certificate for the sum of $323,566.54, consisting of taxes for 1987-1988 in the principal sum of $90,823.92 with accrued interest of $64,258.71, and the sewer charges for the years 1987- 1990 in the principal sum of $121,530.61 with accrued interest of $46,853.30. Township would not accept Debtors payments thereafter as they wanted to be paid in the entirety.

           (d)      CONSENT ORDER WITH INTERNAL REVENUE SERVICE.  In March
1990, the Internal Revenue Service filed a motion which sought an Order dismissing or converting the Debtors' cases for failure to pay federal taxes. On April 6, 1990, an Order was entered which provided that DML make a payment to the Internal Revenue Service in the amount of $10,000.00 per week and that upon DML's failure to do so, the Internal Revenue Service was entitled to submit an Affidavit requesting conversion of the case to Chapter 7. The Order was silent with respect to the outstanding amount of taxes paid as of that date.

          (e) THE DEBTORS' PLAN OF REORGANIZATION. On August 24, 1990, the Debtors filed a joint Plan of Reorganization and Disclosure Statement. Objections to the Disclosure Statement were filed by the Township of South
Hackensack and International Sabila, S.A. On April 17, 1991, an Amended Disclosure Statement and Plan were filed by the Debtors and on April 29, 1991 an Order was entered approving the Disclosure Statement and Amendment, and fixing a confirmation hearing date for June 14, 1991. On May 31, 1991 the Internal Revenue Service filed an objection to Debtors' Plan. After numerous adjournments of the confirmation hearing, the Plan was withdrawn.

    2.   SIGNIFICANT EVENTS SINCE APPOINTMENT OF TRUSTEE.
         (a)  ADVERSARY PROCEEDING AGAINST TOWNSHIP OF SOUTH HACKENSACK.  As
         ----------------------------------------------------------
noted in Paragraph 1(b) of this Article, the Township of South Hackensack obtained relief from the automatic stay and purchased a tax sale certificate for unpaid real estate taxes, water and sewerage charges and interest thereon. On April 8, 1992, the Trustee filed an adversary proceeding against the Township to vacate prior Orders of the Court lifting the automatic stay, to reimpose the stay, and to determine the extent and validity and priority of the Township's municipal liens. The Complaint also sought to restrain the Township from proceeding to an IN REM tax foreclosure judgement. The adversary proceeding was
- -- ---
resolved by the entry of a Consent Order on June 8, 1992. Under the Consent Order, the automatic stay was reinstated and the Township was determined to hold a valid pre-petition municipal lien in the principal amount of $138,651.44, plus accrued interest in the amount of $62,371.00 as of May 15, 1992. The Township was also determined to hold an administrative expense claim in the principal amount of $182,059.14, plus accrued interest of $21,829.29 as of May 15, 1992. Pursuant to the Consent Order, the Trustee paid the sum of $86,000.00 on account of all post-petition administrative charges, thus satisfying the Township's administrative expense claim in full. Additionally, the Trustee commenced making monthly adequate protection payments of $1,155.43 to the Township, representing interest on the Township's pre-petition municipal lien.

         (b) OFFER AND MOTION OF TRIARCO CORP. On May 8, 1992, a Motion was filed by Triarco Corp. which sought to compel the Trustee to accept or reject Triarco's offer to purchase all of the assets of both Debtors for the sum of $2,500,000.00. The Motion was filed as a result of Triarco's dissatisfaction with the Trustee's rejection of the offer as being inadequate. On June 1, 1992, the Trustee filed a response and objection to Triarco's Motion and on June 11, 1992, an Order was entered denying the Motion.
         (c) OPPOSITION TO REQUEST FOR PAYMENT OF ATTORNEYS' FEES AND COSTS
BY ALFIO LANUTO. As noted in Paragraph 1(c) of this Article, prior to the Trustee's appointment the Debtors entered into a Consent Order with the Township of South Hackensack. The Order that was submitted to the Court, in part, recognized an entitlement to counsel fees of $20,598.82 to Alfio S. Lanuto, Esq., the Township's attorney. The Court deleted the portion of the Order which recognized Mr. Lanuto's entitlement to fees and directed that any fees be fixed upon and after Application to the Court. Mr. Lanuto filed a fee Application seeking fees of $28,100.00, and costs of $44.75. A hearing on M. Lanuto's fee application was scheduled for December 18, 1991. The Trustee filed an objection on various grounds, including the absence of a Court Order retaining Mr. Lanuto, and the lack of any benefit to the bankruptcy estates. The hearing was adjourned several times, and ultimately on the latest hearing date of December 14, 1992, Mr. Lanuto withdrew his application.

        (d) INVESTIGATION OF CLAIMS RELATING TO 1983 EXPLOSION. An explosion occurred at DML's facility on September 12, 1983. The Debtor contended that the explosion caused a loss of saleable products and substantial cash flow problems. Specifically, the Debtor asserted that a defect in the production of Veragel(R), its major product at that time, was a consequence of the explosion. On March 19, 1985, DML submitted a claim to the Chubb Group of Insurance
Companies ("Chubb") under DML's insurance policy #694 11 81, which was underwritten by Federal Insurance Company ("Federal"). After a series of correspondence between the parties, the claim was denied.

         Upon the Trustee's appointment, the Debtors' management placed great emphasis on the value of the claim and asserted that coverage was wrongfully and improperly denied. However, the Debtors took no action in the Bankruptcy Court against Chubb or Federal. The Trustee, with the assistance of his counsel, conducted an extensive review of the files relating to the insurance claim, and commenced negotiations with Chubb and Federal. Chubb and Federal remained steadfast in their denial of the claim. On June 3, 1992, the Trustee filed a Complaint against Federal and Chubb seeking a declaration that the claim was covered by the insurance policy, and for damages. The adversary proceeding was filed to preserve the bar date under the policy which was June 4, 1992. Ultimately, the Trustee determined that the facts of the matter were not favorable and that it would be in the best interests of the estate to voluntarily dismiss the adversary proceeding. This was done with the participation and knowledge of the Debtors and their counsel, and on November 13, 1992 an Order was entered dismissing the adversary proceeding.

        (e) ADVERSARY PROCEEDING AGAINST INTERNATIONAL SABILA, S.A. DML's principal supplier of raw aloe leaves used in the production of Veragel(R) was International Sabila, S.A. ("Sabila"). As of December 31, 1986, DML was indebted to Sabila in the sum of $260,282.55 for past purchases of raw aloe leaves. In early 1987, DML requested that Sabila supply additional raw materials. Sabila agreed to do so only if arrangements were made to address the outstanding balance, and to provide collateral for further purchases by DML. On April 24, 1987, Sabila, DML and IVM entered into an Agreement which provided, in part, that DML would pay the balance of $262,000.00 to Sabila in equal monthly installments, at 6% interest per year, until the balance was fully paid. The Agreement also provided that DML would purchase minimum amounts of Aloe product in the future.

         To secure the obligations of DML to pay the prior balance, and to pay for future shipments, DML granted Sabila a security interest in all of its machinery, equipment, furniture and fixtures, and proceeds. As further security for DML's obligations under the Agreement, IVM granted Sabila a mortgage on the 375 Huyler Street property in the sum of $1.5 million. The mortgage amount corresponded to the amount of further credit that Sabila was to extend to DML under the Agreement. Sabila perfected its security interests in the DML assets by filing a UCC financing statement, and also duly perfected its mortgage lien by filing the mortgage with the appropriate recording office.

         DML made several payments on account of the past debt and thereafter defaulted under the Agreement. DML also received additional Aloe product, for which only partial payment was made. The Agreement provides that in the event of a default by DML, interest shall accrue on the amount owed at the rate of 14% per year. By letter dated May 22, 1989, Sabila notified DML of its default under the Agreement and demanded payment, including interest of $78,729.44 as of May 1988. DML's records indicated that as of October 1989, the principal sum of $314,809.30, exclusive of interest, was owed to Sabila. Prior to the Trustee's appointment, the Debtors filed an Amendment and Supplement to their Joint Plan and Disclosure Statement which recognized that Sabila was a valid secured creditor and that as of October 12, 1990, Sabila was owed the sum of $519,029.06. Based on the accrual of interest under the Agreement, Sabila would currently be owed in excess of $700,000.00.

         On June 24, 1993, the Trustee filed an adversary proceeding against Sabila. The Complaint sought to determine the validity, priority and extent of the liens of International Sabila and to avoid and recover preferential and fraudulent transfers. The Trustee alleged, INTER ALIA, that the $260,282.55 past due obligation was satisfied by virtue of an assignment by Voldemar Madis of his preferred stock in the Debtors; that the mortgage lien and security interests were fraudulent conveyances since there was no balance owed to Sabila at the time; that certain payments made by DML to Sabila were preferential; that the mortgage lien given by IVM to Sabila was a fraudulent conveyance since IVM was not indebted to Sabila; and that the granting of the mortgage lien and security interests to Sabila were themselves preferential.

         There were various difficulties with the Trustee's case, including the existence of a letter written by Voldemar Madis which purportedly withdrew his offer to convey his stock in satisfaction of the $260,282.55 debt; that the liens and security interests of Sabila were validly perfected and recorded, thus undermining the Trustee's preference argument; that Sabila gave substantial "new value" in the form of additional Aloe shipments after the granting of the security interests; that the Trustee's witnesses would consist of the Debtors' shareholders and employees who lacked credibility since the Debtors' Amended Disclosure Statement acknowledged the secured claim of Sabila; and that the documentation pertaining to the relevant issues were conflicting, inconsistent and unclear.

         The adversary proceeding was settled on the basis that Sabila was afforded an allowed secured claim of $366,000.00, of which $30,000.00 has been paid by the Trustee. The balance of $336,000.00 shall be paid over a three (3) year period with monthly payments of $1,400.00 representing interest only at 5% during the first year, and monthly payments of $14,740.79 for the second and third years, representing principal and interest at 5% per year. Sabila's mortgage liens and security interests were deemed valid and perfected on the assets of DML and IVM and Sabila waived all other liens, claims and interests of any nature against the bankruptcy estates. On March 29, 1994, a Stipulation and Order was entered approving the settlement and dismissing the adversary proceeding.

         (f) TRUSTEE'S  NEGOTIATIONS  WITH SYNTHELABO S.A.  ("SBO") AND
SOCIETE EURIPEENNE DE PLANTES ET EXTRAITS ("SEPEX"). During the Trustee's involvement, the Debtors and the Trustee actively sought to market the Debtors' assets in order to fund a Plan of Reorganization. The Debtors and their counsel had extensive negotiations with two French companies, Synthelabo S.A. ("SBO") and Societe Europeenne de Plantes Et Extraits ("SEPEX"). Pursuant to these negotiations, various draft agreements were prepared, including a trademark and technology purchase and assignment agreement, a license agreement, a distributorship agreement and a sales representative agreement. In general, the negotiations contemplated a transfer of certain trademarks and technology by DML to SBO for a cash payment, with DML retaining the right to recover the transferred property in the future. SBO was to license back to DML the rights transferred in exchange for DML's payment of a 10% royalty. Additionally, SEPEX was to obtain the exclusive right to market DML's products outside the United States, and the parties discussed a reciprocal arrangement authorizing DML to sell certain SEPEX products in the United States on a commission basis. After lengthy negotiations, the parties were ultimately unable to reach an acceptable agreement which could be utilized by the Debtors and Trustee in formulating a Plan of Reorganization, and the negotiations terminated.

     (g) POST PETITION TAXES AND TRADE DEBT DML's financial performance is greatly improved since filing for Chapter 11. All post-petition payroll and FICA taxes are paid. Unpaid interest of $88,504 and a penalty of $85,769.03 remain unpaid. This debt was incurred before the Trustee's appointment and has not been paid as it was not part of his obligation.

         Trade debt upon filing for Chapter 11 was $865,534.46. As of August 31, 1994, post-petition trade debt is $270,103.03.

                  Accounts   Receivable   upon   filing   for   Chapter  11  was
$638,669.89. As of August 31, 1994, receivables are $1,041,842.53.

                  The present management has been the same since the filing of the Chapter 11 and the Trustee has permitted the management to continue their role in the operation of the Debtors. If the Debtors' Plan is confirmed, the present management will continue.

     (h) AGREEMENT WITH PDK LABORATORIES, INC. After extensive negotiations, the Chapter 11 Trustee has entered into agreements with DMLAC, the nominee of PDK Labs, Inc. In general, the agreements provide for the sale of substantially all of the assets of DML to DMLAC, and the lease by DMLAC of the 375 Huyler Street property from IVM. On November 11, 1994 DML, IVM and Equity Interests entered into a Merger Agreement with American Holdings and MACO.

                                   ARTICLE V
             ENVIRONMENTAL CONCERNS REGARDING THE DEBTORS' PROPERTY

         The  Trustee  and  his  professionals   have  addressed  a  variety  of
environmental issues relating to DML's operations and the 375 Huyler Street property which are described as follows:

    1. UNDERGROUND STORAGE TANK ISSUES. Fifteen (15) underground storage tanks ("UST") and four (4) above ground storage tanks ("AGST") are located at the 375 Huyler Street, South Hackensack, New Jersey facility (the "Facility"). All of the AGSTs and nine (9) USTs at the Facility have been taken out of service. The remaining six (6) USTs are operational and serve the Facility. The USTs and AGSTs, which have been taken out of service, are approximately fifteen
(15) to twenty-five (25) years old.

         An environmental audit of the Facility was conducted in 1988 by an environmental consulting firm, Clayton Environmental Consultants, Inc. ("Clayton"). Clayton detected existing soil and groundwater contamination at the Facility. The report generated by Clayton revealed that soil samples collected and analyzed from the western part of the Facility contained petroleum hydrocarbon ("PHCs") contamination in excess of the New Jersey Department of Environmental Protection and Energy's ("DEPE") informal guidelines. Further, the report indicated that laboratory analysis of groundwater samples did not reveal contamination of priority pollutant volatile organic compounds, has determined that no further work or remediation is necessary regarding UST No. E-7.

    2. INDUSTRIAL SITE RECOVERY ACT ("ISRA") (FORMERLY KNOWN AS THE ENVIRONMENTAL CLEANUP RESPONSIBILITY ACT ("ECRA")) ISSUES. Generally, in New Jersey, before an industrial property or the assets of the company can be transferred, approval from the DEPE is required. This is required pursuant to ISRA (which was formerly known as ECRA). However, there are certain exceptions.

         In anticipation of a sale of DML's assets, the Trustee, on or about August 5, 1992, filed with the DEPE a letter of nonapplicability ("LNA") application. The LNA application sought to exempt DML from the requirement to obtain approval from the DEPE before selling the assets of DML and/or IVM to a third party.

         The basis for the LNA application was that the Facility is not an industrial establishment, then covered by ECRA. Because of the type of work conducted at the Facility, the Trustee argued that DML's standard industrial classification number was not covered by ECRA, which would require approval of the DEPE on the sale of the assets. The DEPE ultimately agreed with the Trustee and issued a LNA on September 18, 1992.

   3. RESULTS OF PHASE II SOIL INVESTIGATION.  In furtherance of the Phase
II, on June 1 through 3, 1994, DRAI conducted soil sampling around the various tanks at the Facility. The results, which were available on July 13, 1994, indicated two (2) areas of concern. The first was around Tank No. 6, which is a two hundred fifty (250) gallon gasoline underground storage tank ("UST"). The second area of concern is Tank No. 5, which is a one thousand (1,000) gallon No. 2 fuel oil UST.

         The sample results obtained around Tank No. 6 indicated levels of xylene in excess of the DEPE'S most stringent standard of ten (10) parts per million ("ppm"). The results of the soil samples collected around Tank No. 5 indicated levels of petroleum hydrocarbons above DEP's guidelines of ten thousand (10,000) ppm. Based on these foregoing results, there is a requirement that the DEP be notified that a discharge occurred from these two (2) tanks. The DEP will most likely require that the two (2) USTs be closed and that the contaminated soil surrounding the tanks be excavated. The DEP will also most likely require groundwater monitoring at these areas.

         The Trustee obtained a cost estimate from Dan Raviv Associates Inc. to address the two (2) USTs that are of concern. The cost estimate is approximately $32,000.00. This cost estimate includes removal of the USTs, removal and disposal of contaminated soil from each UST excavation, the installation of one monitoring well in each excavation and a collection of one round of samples from each well for laboratory analysis. Based on the results of those tests, the DEP may require additional work. However, if the results of the initial investigation, proposed in DRAI's estimate, indicate no further environmental issues, DRAI will recommend to the DEP that no further action be taken by IVM.

         Debtors intend to conform with the clean up plan initiated by the Chapter 11 Trustee. A fund up to $200,000.00 will be set aside for this purpose.

         In addition Successor Corporation will reimburse IVM up to the sum of $80,000.00 in connection with the remediation of environmental problem and more specifically the environmental tanks.

                                   ARTICLE VI
                       SUMMARY OF PLAN OF REORGANIZATION

         The following is a brief summary of certain provisions of the Debtors' Plan. This summary does not purport to be complete, the reader is urged to review the Plan in full. A copy of the Plan is annexed to this Disclosure Statement.

    1. INTRODUCTION. In formulating the Plan, the goal was to find an acceptable method for satisfying the Claims of Creditors and the Interests of Interest holders in accordance with the priorities and requirements of the Bankruptcy Code. There is a need to balance the competing Interests of the various classes of Creditors and Interest holders to formulate a plan which is fair and feasible. Debtors believe this Plan has greater recovery to Debtors and Stockholders.

    2. CLASSIFICATION OF CLAIMS AND INTERESTS AND THEIR TREATMENT UNDER THE PLAN. The Plan classifies Claims and Equity Interests separately in accordance with the Bankruptcy Code and provides different treatment for different Classes of Claims and Interests. As described more fully below, the Plan provides, separately for each class, either that the Claims or Interests are unimpaired or that holders of the Claims will receive various types of distributions under the Plan. Distributions on account of Allowed Claims under the Plan will be in full settlement, satisfaction and discharge of such Claims. Upon confirmation of the Plan, (i) the Debtors will be discharged from all Claims that arose before confirmation of the Plan, except for payments and distributions provided for in the Plan or the Confirmation Order, and (ii) all Equity Interests will be deemed to be terminated, canceled and annulled, except as provided for in the Plan or the Confirmation Order.

         (a) UNCLASSIFIED CLAIMS. Pursuant to Section 1123 (a)(1) of the Bankruptcy Code, Claims of a kind including those specified in Sections 507(a)
(1) or (a)(7) of the Bankruptcy Code, may not be designated in a class. Thus, Administrative Claims and Priority Tax Claims against the Debtors shall be treated separately as unclassified Claims.

             (i) ADMINISTRATIVE CLAIMS. Administrative Claims are Claims against the Debtors constituting a cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed in connection with the conduct of the businesses, any allowance of compensation or reimbursement of expenses to the Trustee or professionals to the extent allowed by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code, and fees or charges assessed against the Debtors' estates under Section 1930, Chapter 12, Title 28, United States Code. These Claims consist primarily of (i) payables incurred in the ordinary course of business of DML's and the Trustee's post-petition operations, (ii) the commissions, fees and expenses, as approved by the Court, for the Trustee, professional persons retained by the Debtors, Trustee and the Creditors' Committee, (iii) certain post-petition taxes and water and sewer use charges incurred by the Debtors on the South Hackensack property before the Trustee's appointment; (iv) post-petition payroll, income and FICA taxes incurred by the Debtors before the Trustee's appointment and interest and penalties accrued thereon; and (v) post-petition rental obligations remaining due to Teterboro '89 Associates for DML's lease of the 100 Huyler Street Teterboro, New Jersey property.

         Each professional person or firm which holds or asserts a Claim for fees and costs as an administrative expense Claim that accrued before the Confirmation Date shall file with the Bankruptcy Court, and serve on all parties required to receive notice, no later than sixty (60) days after the Confirmation Date, a fee application. Failure to timely file a fee application shall result in the administrative Claim being forever barred and discharged.

         Chapter 11 Trustee estimate of professional fees in the Chapter 11 cases, exclusive of services to be rendered post-confirmation, will total approximately $583,000.00. In addition, the Chapter 11 Trustee estimates that his commission will be in the approximate amount of $600,000.00. This is an estimate only and the amount of such fees and commissions may be lower or higher. The following schedule sets forth the professional persons and an estimate of their fees, costs and commissions:

                                                       Estimate of Unpaid Fees
PROFESSIONAL                POSITION                   THROUGH CONFIRMATION
Edward P. Bond              Chapter 11 Trustee         $600,000.00

Cole, Schotz, Meisal,       Trustee's Counsel          $200,000.00
Forman & Leonard, P.A.

Bederson & Company          Trustee's Accountants      $150,000.00

John Sywilok, Esq.          Debtor's Counsel           $150,000.00

Michael Kopelman, Esq.      Counsel to Creditors'      $ 50,000.00
                            Committee







Lampf, Lipkind, Prupis,     Special Counsel for        $  5,000.00
Petigrow & LaBue            Debtors (ESOP)

Dan Raviv Associates,       Trustee's Environmental    $ 13,000.00
Inc.                        Consultant


         The Chapter 11 Trustee & Debtors reserve their rights to object to the fee applications of certain of the foregoing professionals, if appropriate.
         The Plan provides for payment or treatment of Administrative Claims as follows:

                                                       Estimate of Unpaid Fees
PROFESSIONAL                POSITION                   THROUGH CONFIRMATION
John F. Chiodi              Debtors' Accountant        $ 15,000.00


         (A) Payment of the administrative fees and expenses to the Trustee, the professionals retained by him, counsel for the Debtors and professionals retained by the Debtors' counsel for the Creditors' Committee, and payment of the post-position real estate taxes and water and sewer charges due to the Township of South Hackensack shall be made on the Consummation Date.

         In addition to the above listed professional fees, timely payments have been made to Bederson & Co., Cole, Schotz, Meisel, Forman & Leonard and Dan Raviv Associates Inc. in compliance with Consent Orders.

         (B) The accounts payable incurred by the Trustee in the operation of DML's business shall be paid by Debtor in the ordinary course of business from and after the entry of an order confirming the Plan up to the Effective Date. All such Claims in existence on and after the Effective Date shall be assumed by, and paid in the ordinary course of business until fully satisfied.

         (C) Accrued taxes and other expenses as of the Effective Date, including payroll taxes and accrued expenses will be paid on the Consummation Date.

         (D) Payment of $174,323.00 to the Internal Revenue Service for penalties and accrued interest on post-petition payroll taxes, income taxes and FICA taxes which were incurred by DML before the Trustee's appointment will be made on the Consummation Date.

         (E) Chapter 11 Trustee states the following: "No payment to the Internal Revenue Service for accrued penalties and interest on post-petition federal taxes not paid by IVM before the Trustee's appointment. The accrued penalties and interest totalled approximately $108,000.00 as of June 30, 1994.

No payment will be made on penalties and interest accrued due to a mistake by IVM's accountant. IVM's 1989 Federal Tax Form 1120 was improperly prepared on a consolidated basis with DML's tax return due to the erroneous belief that a parent-subsidiary relationship existed between the two companies. The Trustee and his accountants discovered that this relationship did not exist and subsequently amended the tax returns, giving rise to the penalties and interest on the resulting tax liability, the principal amount of which has been fully eliminated by the application of loss carrybacks since the Trustee's appointment". Debtors dispute the same and will contest with IRS.

         (F) Payment of $1,046.95 to the bankruptcy trustee in the case of AAA TRUCKING CORPORATION, United States Bankruptcy Court for the District of New Jersey, Case No. 90-20606 (WFT) in accordance with a Consent Order entered in that case in August 1992 will be made on the Consummation Date.

         (G) The remaining amounts due under DML's lease with Teterboro '89 Associates will be paid by Debtors as and when due under the Lease.

                (ii) PRIORITY TAX CLAIMS. All Allowed Priority Tax Claims shall consist of any Claim held by a federal, state or local governmental unit entitled to priority in payment under Section 507(a)(7) of the Bankruptcy Code. Each holder of an Allowed Priority Tax Claim shall receive, on the Consummation Date, the allowed amount of such Claim. Debtors estimate such Claims total $244,340.00.

         (b) CLASSIFIED CLAIMS AND INTERESTS. The following is a description of the Plan's classification of those Claims against and Equity Interests in the Debtors required to be classified under the Bankruptcy Code.

                 (i)  CLASS 1 - SECURED CLAIM OF TOWNSHIP OF SOUTH HACKENSACK.
                 --------------------------------------------------------
Class 1 shall consist of the Allowed Secured Claim of the Township of South Hackensack, which is not impaired. The Township of South Hackensack will be deemed the holder of an Allowed Secured Claim in the amount of $201,022.44, representing unpaid pre-petition real estate taxes and water and sewer use charges agreed upon in the June 8, 1994 Consent Order. On the Consummation Date, the Debtors shall pay the sum of $201,022.44 in full payment of this Claim.

                 (ii)     CLASS 2 - SECURED CLAIM OF COLUMBIA SAVINGS & LOAN
                 --------------------------------------------------
ASSOCIATION. Class 2 shall consist of the Allowed Secured Claim of Columbia, which is not impaired. As of the Effective Date, Columbia shall be deemed the holder of an Allowed Secured Claim in the amount of $660,339.98. On the Consummation Date, Debtors shall pay Columbia the sum of $660,339.98 in full satisfaction of its Claim.

                 (iii) CLASS 3 - SECURED CLAIM OF AMERICAN  HOLDINGS.  Class 3
                 ----------------------------------------------
shall consist of the Allowed Secured Claim of American Holdings ("AMH"), which is not impaired. This claim was purchased from United Jersey Bank. As of the Effective Date, AMH shall be deemed the holder of an allowed Secured Claim in the amount of $279,664.00. DML shall pay AMH the sum of $279,664.00 in fifteen equal monthly installments.

                 (iv)     CLASS 4 - SECURED CLAIM OF INTERBORO SAVINGS & LOAN
                  ---------------------------------------------------
ASSOCIATION. Class 4 shall consist of the Allowed Secured Claim of Interboro, which is not impaired. As of the Effective Date, Interboro shall be deemed the holder of an Allowed Secured Claim in the amount of $205,099.61. Interboro shall retain its mortgage lien on the 40 Park Slope Terrace, Hawthorne, New Jersey premises owned by IVM, and shall receive monthly payments of $1,972.00, representing principal reduction and interest payments on the claim at the annual rate of nine (9%) percent for a period of two hundred three (203) months until the claim is fully paid. In the event that IVM defaults in any payment, Interboro's sole remedy shall be to foreclose its mortgage and pursue all of its rights under its loan documents in accordance with applicable state law.

                 (v)      CLASS 5 - SECURED CLAIM OF ZUELLIG GROUP N.A.,  INC.
                 ----------------------------------------------------
Class 5 shall consist of the Allowed Secured Claim of Zuellig Group, Inc. in the amount of $336,000.00 which is not impaired. This claim was purchased by Zuellig from International Sabila. Successor Corporation shall pay the sum of $336,000.00 in accordance with the stipulation and order entered in the Bankruptcy Court.

                 (vi) CLASS 6 - PRIORITY NON-TAX CLAIMS.  Class 6 shall consist
                 ----------------------------------
of Claims entitled to priority pursuant to Sections 507(a)(2),  (3), (4), (5) or
(6) of the Bankruptcy Code, but only to the extent that it is or has become an Allowed Claim. The Debtors believe that no amounts are owed to members of this Class. In the event any amounts are determined to be owed, the Debtors shall pay creditors in this class in the full amount of their Allowed Claims on the Consummation Date.

                 (vii) CLASS 7 - GENERAL UNSECURED CLAIMS.  Class 7 shall
                 -----------------------------------
consist of all Allowed Unsecured Claims, consisting primarily of pre-petition trade Claims. The Debtors listed a total of $865,534.46 of general unsecured Claims on their bankruptcy schedules. The Debtors repaid certain pre-petition unsecured claims during the debtor-in-possession period. An analysis of the

Debtors' books and records conducted by the Trustee's accountants indicates that the current amount of the Allowed General Unsecured Claims is approximately $372,000.00. The holders of Allowed Unsecured Claims shall receive the aggregate sum of $372,000.00, to be shared on a pro rata basis. This will constitute a dividend of one hundred (100%) percent if all of the Claims that do not comport with the Debtors' books and records are successfully challenged. Payment to this class shall be made by the Trustee when the Trustee's/Debtors Claims Motion, as defined in the Plan, is fully and finally adjudicated. In addition this class of creditors will receive as interest: (i) $25,000.00 on the Distribution Date (ii)
$10,000.00  on  each  of  the  three   consecutive   anniversary  dates  of  the
Distribution Date and (iii) 1% of the increment in DML's revenue calculated by subtracting DML's revenue for year ending December 31, 1994 from DML's revenue for year ending December 31, 1998 not to exceed $150,000.00 (viii) CLASS 8
- -EQUITY Interests of All Preferred Stockholders of DML. Class 8 shall consist of the preferred stockholders of DML including the Interests of DML employee stock ownership plan participants. The shares of issued and outstanding preferred stock in DML are as follows: Dr. V.H. Madis (526.37); Voldemar Madis (1,343.88); Nancy Madis (1,000); Kristin Madis (400); Heidi Madis (400); Lisa Madis (400); Bethany Madis (400); and IVM (4,832.71). In addition, DML adopted an Employee Stock Ownership Plan ("ESOP"), which was restated effective January 1, 1984. The Trustees under the Plan are Voldemar Madis and Ilona Madis. DML was listed as the Plan Administrator. The members of this class are not impaired. Each member of this class (except the ESOP) shall retain their stock interests in DML subject to the terms of the Merger Agreement. The ESOP will receive $100,000.00 on the Consummation Date in full satisfaction and thereafter the ESOP will be terminated.

     (ix) CLASS 9 - ALLOWED EQUITY INTERESTS OF ALL SHAREHOLDERS IN DML,
OTHER THAN CLASS 8 SHAREHOLDERS. There are one hundred (100) issued and outstanding shares of Class A Common Stock owned as follows: Dr. V.H. Madis (38 shares); Voldemar Madis (25 shares); and IVM (37 shares). There are ten thousand (10,000) issued and outstanding shares of Class B Non- Voting Stock as follows:

J.J. Wallace, as Trustee for Dr. V.H. Madis (3,792 shares); Nancy Madis, as Trustee for Voldemar Madis (2,491 shares); and IVM (3,717 shares). Each member shall retain their stock interests subject to the terms of the Merger Agreement.





























     In accordance with Local Bankruptcy Rule 24, the Trustee's accountants have reviewed a summary of the claims on file with the Bankruptcy Court as of November 21, 1993. Based upon this review, as well as the Trustee's analysis of unpaid general unsecured creditor claims as of the filing dates compared to the present, the Trustee anticipates objecting to approximately forty (40) unsecured claims. In several instances, the basis of the objection is the discrepancy between the claim as filed and the claim as reflected on the Debtors' books and records.

     (x) CLASS 10 - PREFERRED STOCK INTERESTS IN IVM CORPORATION. Class 10 shall consist of the preferred stock Interests in IVM. There are twenty-one thousand six hundred forty (21,640) authorized shares of preferred stock in IVM at $100.00 per share, eight (8%) percent noncumulative. The issued and outstanding shares are as follows: Dr. V.H. Madis (60); Voldemar Madis (4,973.23); Voldemar Madis, in Trust for Kristin Madis (1,915.67); Voldemar Madis, in Trust for Heidi Madis (1,915.67); Voldemar Madis, in Trust for Lisa Madis (1,754.17); Voldemar Madis, in Trust for Bethany Madis (1,754.17); Ilona Quest (3,681.31); Ilona Quest, in Trust for Wendy Quest (1,915.67); Ilona Quest, in Trust for Amy Quest (1,915.67); and Ilona Quest, in Trust for Susan Quest (1,754.17). Each member of this Class shall retain their Interests in IVM.

     (xi) CLASS 11 - COMMON STOCK INTERESTS  IN IVM  CORPORATION.
Class  11 shall  consist  of the  common  stock
Interests in IVM. There are one hundred (100) issued and outstanding shares of IVM Class A Common Voting Stock held by Dr. V.H. Madis (55.55 shares) and Voldemar Madis (44.45 shares). Additionally, IVM Class B Common Stock shares are owned as follows: Voldemar Madis and Family (5,675.67 shares); Donald Quest
Family (4,015.45 shares); and J.J. Wallace, Trustee for V.H. Madis (308.88 shares). The members of this Class shall retain their stock interests.

3. REJECTION OF EXECUTORY CONTRACTS AND LEASES. A Chapter 11 plan may provide for the assumption or rejection of executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a Claim for damages resulting from the rejection. A Claim for damages arising from the rejection of an executory contract or unexpired lease shall be an Allowed Claim only if a proof of Claim is filed with the Bankruptcy Court and served on Debtors' counsel no later than thirty (30) days after entry of the Confirmation Order. Such a Claim is treated as a pre- petition general unsecured Claim pursuant to the Bankruptcy Code and shall be included within Class 10. The Plan provides for the continuance of all of DML's unexpired executory contracts, if any.

4. MEANS FOR EXECUTION OF THE PLAN. Funds to be provided by Merger Agreement between DML and MACO of $3,000,000.00. See attached Exhibit A-Merger Agreement terms. In addition Debtors have cash on hand of approximately $900,000.00 which shall also be used to fund the Plan. See Exhibit E. This is a all cash deal with no contingency other than Confirmation of Plan. The present management will continue to operate the business pursuant to employment agreements with Successor Corporation in merger as provided in Merger Agreement. In addition, American Holdings will pay the sum of $100,000.00 to R.G. Quintero and Company as a finder's fee.

5. LEASE OF 375 HUYLER STREET BY IVM BY SUCCESSOR
CORPORATION. Pursuant to the terms of Merger Agreement IVM Corporation shall lease the 375 Huyler Street facility to the Successor Corporation.

6. TIME AND
METHOD OF DISTRIBUTION. All distributions to be made under the Plan by the Trustee in accordance with terms of Plan. Distributions on account of post-confirmation professional fee awards shall be made upon entry of a Court Order awarding such fees and costs. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims shall be made at the address of each holder as set forth in the proofs of Claims or proofs of Interest filed by such holders. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Trustee is notified of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest. Amounts with respect to distributions which remain undeliverable sixty (60) days after the Consummation Date shall be deposited into the Disbursement Account for payment in accordance with the terms of the Plan.

7. DISBURSING  AGENT. The Trustee will
receive and maintain all funds to be deposited into the Disbursement Account and shall act as the Disbursing Agent for all disbursements to be made under the Plan, including, but not limited to, the disbursements to be made on the Consummation Date and the Unsecured Claims Distribution Date. DML will pay all current obligations of lease with Teterboro '89 Associates, and all trade payables when due as a going concern.

8. EFFECT OF  CONFIRMATION,  DISCHARGE OF
DEBTOR AND INJUNCTION. Pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan shall bind the Debtors, IVM and any holder of a Claim and Equity Interest, whether or not the Claim or Interest is impaired under the Plan, and whether or not the Creditor or Equity Security holder has accepted the Plan. Pursuant to Section 1141(c) of the Bankruptcy Code, except as otherwise provided in the Plan, the Confirmation Order shall be a judicial determination of discharge of the Debtors from any debt that arose before the Confirmation
Date and any debt of a kind specified in Section 502(g), (h) or (i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed under Section 501 of the Bankruptcy Code, (ii) such Claim is allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has accepted the Plan. On the Effective Date, without further notice or order, all holders of any and all such Claims shall be enjoined automatically from asserting any Claim against the Debtors or any asset of the Debtors. Any judgement obtained at any time, to the extent such judgement is a determination of the Debtors' liability with respect to any such Claim, shall be void as provided in Section 524 of the Bankruptcy Code.

9. TREATMENT OF
DISPUTED GENERAL UNSECURED CLAIMS. As soon as practicable, but in no event later than sixty (60) calendar days after the Confirmation Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims. No distribution will be made to any holder of a Contested Claim unless and until such Claim becomes an Allowed Claim pursuant to Final Order of the Bankruptcy Court.

10. RETENTION OF JURISDICTION. Under the Plan, the Bankruptcy Court retains jurisdiction over matters that may be pending before it on the Confirmation Date and over a variety of matters that may arise subsequently. These matters include, but are not limited to, the following: (a) Any modification or amendment to the Plan; (b) The classification, allowance or disallowance of Claims and Interests and objections thereto; (c) All controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan; (d) Applications for the allowance of compensation and reimbursement of expenses to Professional Persons for services rendered before and after the Confirmation Date; (e) Any and all applications, adversary proceedings and contested and litigated matters not released or discharged as of the Effective Date, including, without limitations, proceedings relating to the prosecution of the Debtors' Claims; (f) All proceedings to estimate Claims for the purpose of allowance, if any; (g) All proceedings to enforce and administer the provisions of the Plan;

(h) All  proceedings to correct any defect,  cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to effect the purposes and intent of the Plan; (i) All proceedings to determine such other matters as may be provided for in the Confirmation Order or as may be authorized from time to time under the relevant provisions of the Bankruptcy Code or any applicable law; (j) All proceedings to enforce all Orders, judgements, injunctions and rulings entered in connection with the Debtors' cases; and (k) All proceedings to enter such Orders as may be necessary and appropriate in aid of confirmation and to facilitate implementation of the Plan. If the Court abstains from exercising jurisdiction, or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter set forth herein, or if the Trustee or Debtors elect to bring an action or proceeding in any forum other than the Bankruptcy Court, this Article of the Plan shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court, public authority or commission having jurisdiction over such matters.

11. MODIFICATION OF THE PLAN. The Debtors may amend or modify the Plan before confirmation in accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3017, provided that (i) the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code, and (ii) the Debtor shall have complied with section 1125 of the Bankruptcy Code. The Debtors may amend or modify the Plan after confirmation provided that (i) the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code and (ii) the Bankruptcy Court, after notice and a hearing, confirms the Plan, as modified, under Section 1129 of the Bankruptcy Code. A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected the modified Plan, as the case may be, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

12. REVOCATION OF PLAN. The Debtors may revoke and withdraw the Plan at any time before confirmation.

                          ARTICLE VII.
                    LIQUIDATION ANALYSIS

     In the event the Plan is not confirmed by the Court, the Debtors'
assets could be liquidated  pursuant to Chapter 7 of the
Bankruptcy Code. As set forth in the Liquidation Analysis annexed as Exhibit B, in the event of liquidation all Creditors will be paid. The Liquidation Analysis assumes that in the event these Chapter 11 cases were converted to liquidation proceedings pursuant to Chapter 7 of the Bankruptcy Code, only ninety (90%) percent of the accounts receivable would be collected, and the actual saleable value of DML's inventory would be no greater than fifty (50%) percent of its book value.

                         ARTICLE  VIII.
                         CONCLUSION

     Neither  the filing of the Plan nor  Disclosure
Statement, nor any statement or provision contained therein, nor the taking of any action by the Debtors, a Claimant or an Interest holder with respect to the Plan or Disclosure Statement is, or shall be deemed an admission or waiver of any of the Debtors rights or defenses. The Debtor shall reserve all of his rights to amend the Plan and the proposed treatment of claimants and Interest holders. In the event confirmation does not occur or the Plan does not become effective, no statement contained herein or in the Plan may be used or relied upon in any manner in any suit, action, proceeding, or controversary within or outside of this case. The Debtor further reserves any and all of his rights as against all persons in the event the Plan is not confirmed.

     THIS DISCLOSURE STATEMENT WAS APPROVED BY THE COURT, AFTER NOTICE AND A HEARING, AS CONTAINING ADEQUATE INFORMATION SUFFICIENT FOR CLAIMANTS AND INTEREST HOLDERS TO MAKE AN INFORMED DECISION ABOUT THE PLAN. THE DEBTORS
BELIEVE THAT  CONFIRMATION OF THE PLAN  IS  THE  BEST   ALTERNATIVE   FOR  AND
IN  THE  BEST   INTERESTS  OF  ALL PARTIES-IN-INTEREST.



                              /S/ VOLDEMAR MADIS
                              President
                              Dr. Madis Laboratories, Inc.
                              and IVM Corp.

DATED:  November 18, 1994